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                            EMPLOYMENT AGREEMENT


                This Employment Agreement is effective as of

      December 1, 1993 by and between SPS Technologies, Inc., a

      Pennsylvania corporation (the "Company"), and Charles W. Grigg,

      an individual (the "Employee").


                            W I T N E S S E T H:


                WHEREAS, the Company desires to employ the Employee and

      the Employee desires to be so employed, on the terms and

      conditions herein set forth; and


                WHEREAS, contemporaneous herewith the Company and the

      Employee are entering into an executive severance agreement relating to certain severance payments in the event of a Change of Control as therein provided (the "Executive Severance

      Agreement");


                NOW, THEREFORE, in consideration of the foregoing and

      the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:


                Section 1.  Employment.  The Company hereby employs the

      Employee, which employment the Employee hereby accepts, to serve,
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      subject to the direction, supervision and control of the Board of

      Directors of the Company (the "Board"), as the Company's Chairman

      of the Board of Directors and Chief Executive Officer ("Chairman

      and Chief Executive Officer").  In such regard, the Employee agrees to undertake and discharge such duties, functions and responsibilities as are from time to time assigned to the

      Employee by the Board, consistent with the terms and provisions of this Employment Agreement.


                Section 2.  Term and Termination.

                     (a)  Term.  The Employee's employment by the

      Company shall commence as of December 1, 1993 (the "Effective

      Date") and shall continue until such employment is terminated by the Company or by the Employee or when the Employee reaches the age of 65, retires, dies or becomes disabled, whichever is sooner.  Any such termination shall also automatically constitute the resignation by the Employee, and the termination of the

      Employee's status and capacity, as a member of the Board,

      officer, employee and/or agent of the Company and any of its subsidiaries or affiliates.

                     (b)  Termination by Employee.  The Employee may

      terminate this Employment Agreement and the Employee's employment under this Employment Agreement at any time by giving at least ninety (90) days' prior written notice of such termination to the

      Company.
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                     (c)  Termination by Company.  The Company may

      terminate this Employment Agreement and the Employee's employment under this Employment Agreement at any time for any reason or for no reason and whether or not constituting "Cause" (as defined in

      Section 6(e)(i) hereof), immediately or on such future date (not to exceed ninety (90) days from the date of notice) as may be specified in the written notice of termination to the Employee from the Company.

                     (d)  Termination Upon Death, Retirement or

      Disability.  This Employment Agreement and the Employee's

      employment under this Employment Agreement shall terminate automatically and without notice immediately upon (i) the death of the Employee, or (ii) the retirement of the Employee in accordance with the Company's retirement income plan, (iii) the

      Employee's attaining age 65, or (iv) the disability of the

      Employee which qualifies the Employee for benefits under the

      Company's Long Term Disability Plan.


                Section 3.  Compensation.

                     (a)  Base Salary.  In consideration for all

      services rendered by the Employee, hereunder or otherwise, to or for the benefit of the Company, its subsidiaries and affiliates,

      the Company shall pay the Employee a base salary at the rate per annum during the first year of employment equal to Four Hundred

      Thousand Dollars ($400,000), payable in equal monthly
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      installments.  The Employee's base salary shall be increased (but not decreased) upon each anniversary of the date hereof by the percentage increase, if any, subsequent to the last such

      anniversary in the Consumer Price Index for Urban Workers in the

      Philadelphia Region, All Price Index, published by the U. S.

      Bureau of Labor Statistics.  The Employee's base salary shall be reviewed annually by the Board and may be increased further (but not decreased) in the sole discretion of the Board.

                     (b)  First Year Bonus.  As additional

      consideration for the Employee's first year of service hereunder,

      the Employee shall be paid an incentive bonus in the amount of

      One Hundred Fifty Thousand Dollars ($150,000) on January 31,

      l995, provided the Employee is employed on the first anniversary of the Effective Date by the Company under this Employment

      Agreement.

                     (c)  Subsequent Years' Incentive Compensation.

      The Employee shall be eligible, commencing with the first plan year after the first anniversary of the Effective Date, but not before, to participate in the Company's incentive compensation plans in accordance with the terms thereof, including, but not limited to its management incentive plan ("MIP") and executive incentive plan ("EIP"), provided the Employee is employed on such first anniversary by the Company under this Employment Agreement.

                     (d)  Benefit Plans.  The Employee shall be

      eligible during the term of his employment under this Employment
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      Agreement to participate in all employee benefit plans, stock option programs and employee fringe benefits such as health,

      disability and life insurance and retirement programs (and including the stock option agreement dated the date hereof issued to the Employee under the Company's 1988 Long-Term Incentive

      Stock Plan, retirement income plan, deferred compensation plan,

      supplemental executive retirement plan, benefit equalization plan and, after the first anniversary hereof, the executive incentive plan and management incentive plan) now or hereafter made

      available to executive employees of the Company generally, other than the Company's Senior Executive Severance Plan ("SESP"),

      (collectively, such plans and programs, but excluding SESP, are herein collectively referred to as the "Benefit Plans"), to the extent and on the same terms and conditions (subject, however, to the terms and provisions of any such plans or programs) as from time to time are accorded other employees serving as executive officers of the Company, except as such Benefit Plans may be expressly modified by the terms of this Employment Agreement.

      The Employee shall be entitled to not less than four (4) weeks vacation annually.

                     (e)  Purchase of Automobile.  The Company shall

      reimburse the Employee for the out-of-pocket cost to the Employee of purchasing the automobile provided the Employee by his

      previous employer in the amount of the "blue book" value thereof,

      up to a maximum of $25,000 of such cost, plus such amount as is
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      required to reimburse the Employee for the federal and state income tax liability of the Employee in respect of the sum reimbursed by the Company under this Section 3(e).

                     (f)  Limitation on Compensation and Benefits.

      Except as specifically set forth in this Employment Agreement and the Benefit Plans and except for such compensation, if any, which may be paid to the Employee as a member of the Board, the

      Employee shall not receive or be entitled to any other

      compensation, perquisites or benefits.


                Section 4.  Relocation.  The Employee shall relocate

      his principal residence to the greater Philadelphia, Pennsylvania metropolitan area within twelve (12) months after the Effective

      Date.  The Company shall reimburse the Employee the reasonable costs and expenses of so moving his principal residence in accordance with its employee relocation expense reimbursement policy.


                Section 5.  Other Commitments.  The Employee shall

      devote all of his working time and attention to the discharge of his duties and performance of services hereunder and to the affairs of the Company.  Accordingly, the Employee will resign all of his present board memberships and remunerative positions,

      other than with the Company and its subsidiaries, as soon as possible, but, in any event, not later than May 11, 1994 in the
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      case of Kollmorgen, Inc. and October 31, 1994 in the case of

      Watts Industries, Inc.  The Employee will not accept any other positions, whether or not for compensation, in the future except with the concurrence of the Board in each instance.


                Section 6.  Severance Compensation.

                     (a)  Termination Upon Change of Control.  In the

      event of a "Triggering Termination" of the Employee during a

      "Change of Control Period" (as such terms are defined in the

      Executive Severance Agreement) or a termination resulting from a breach of Section 16 of such Executive Severance Agreement, the provisions of such Executive Severance Agreement shall govern and the Employee shall be entitled to the rights and benefits, if any, set forth in such Executive Severance Agreement in

      accordance with its terms in lieu of any severance payments,

      rights or benefits under or in respect of this Employment

      Agreement.

                     (b)  Termination by Employee, by the Company for

      "Cause" or Upon Death, Disability or Retirement.  Upon

      termination of the Employee's employment under this Employment

      Agreement (i) by the Employee (other than upon a "Constructive

      Termination" as defined in Section 6(e)(ii) hereof), (ii) upon the death, disability or retirement of the Employee or the

      Employee's attaining age 65, or (iii) by the Company for "Cause"

      (as defined in Section 6(e)(i) hereof), all rights and benefits
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      of the Employee hereunder or in respect hereof or in respect of his employment by the Company shall cease and terminate without further liability or obligation on the part of the Company whatsoever, except payment of the Employee's base salary through the effective date of termination of employment and such sums, if any, due or to become due under any of the Benefit Plans in which the Employee is a participant as of the effective date of

      termination of employment in accordance with the terms and provisions of such Benefit Plans (which sums, if any, shall be payable as provided by the terms of such Benefit Plans).

                     (c)  Termination by the Company Without Cause.

      Upon termination (other than a termination of employment upon the retirement, death or disability of the Employee or the Employee's attaining age 65) of the Employee's employment under this

      Employment Agreement (A) by the Company without Cause, or (B) by the Employee upon a Constructive Termination, (herein a

      "Severance Termination"), the Company shall pay the Employee,

      within 30 days after the effective date of the Severance

      Termination, in full and complete settlement, satisfaction and release of all claims and rights the Employee may have against the Company and liabilities or obligations the Company may have to the Employee (and whether arising under, pursuant to or in respect of this Employment Agreement, the Employee's employment by the Company or the termination thereof, or otherwise) the following:
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                          (i) If the Severance Termination is effective

      within the first three (3) years following the Effective Date,

      Employee's base salary to the effective date of termination plus

      (x) a severance payment in an amount, in cash, equal to two hundred percent (200%) of the base salary then in effect, and (y)

      such benefits as would have been afforded the Employee under the

      SESP as if he were a participant therein on the date of

      termination of employment, other than payments in respect of base salary and other than the rights provided under Section 5.1 and

      Article VII of the SESP; or

                          (ii) If the Severance Termination is

      effective after the third anniversary of the Effective Date, such payments, rights and benefits (other than the rights provided under Section 5.1 and Article VII of the SESP) provided under the

      Company's SESP, as such plan is in effect on the Effective Date,

      as though the Employee were entitled to fully participate therein except that the term "Triggering Termination" as used in the SESP shall be deemed to mean a Constructive Termination as defined herein or a termination by the Company without Cause.

                     (d)  Release.  In consideration of, and as a

      condition to, the foregoing payments and benefits, which the

      Employee acknowledges to be adequate consideration therefor in excess of the consideration to which he otherwise would be entitled upon any such termination, the Employee shall provide the Company with a fully executed general release of and from all
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      liabilities, claims, suits, actions and other matters, in form and substance reasonably satisfactory to the Company.

                     (e)  Certain Definitions.  As used herein, the

      following terms shall have the following meanings:

                          (i)  "Cause" shall mean misappropriation of

      funds, habitual insobriety, substance abuse, conviction of a crime involving moral turpitude, or gross negligence in the performance of the Employee's duties, which gross negligence has had an adverse effect on the Company's business, operations,

      assets or properties so as to materially adversely affect the financial condition of the Company and its subsidiaries taken as a whole.

                           (ii)  "Constructive Termination" shall mean

      a termination of the Employee's employment under this Employment

      Agreement initiated by the Employee following one or more of the following occurrences not approved in advance by the Employee,

      provided notice of such occurrence is given by the Employee to the Company in writing and the Company fails for a period of more than twenty (20) days to cure the same:

                               (A)  a significant reduction by the

      Board of the authority, duties or responsibilities of the

      Employee as an employee of the Company including a removal of the

      Employee as Chairman and Chief Executive Officer of the Company;

                               (B)  a reduction in, or a wrongful

      refusal to pay, the Employee's base salary, by the Company;
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                               (C)  a termination or modification of

      MIP or EIP or any action taken pursuant to the terms of such plans, which materially (x) reduces the Employee's opportunity to receive compensation under either or both of such plans of equivalent amounts previously received by the Employee, subject to the right of the Board to establish reasonable goals under

      MIP and EIP, (y) reduces the compensation payable to the Employee under either or both of such plans but which does not effect comparable reductions in the compensation payable to the other participants in such plans, or (z) increases the compensation payable to other participants in either or both of such plans but which does not effect corresponding increases in the amount of compensation payable to the Employee (provided the Employee was,

      at the time of such termination or modification, a participant in such plan), unless the Company replaces MIP or EIP (or any successor plan thereto permitted hereby) or the provision so modified with incentive compensation or incentive compensation plans at least equal to or better than the MIP or EIP or the provision thereof as modified or revoked; or

                               (D)  a termination or modification of

      the Company's retirement income plan ("RIP"), benefit

      equalization plan ("BEP"), deferred compensation plans (in the event the Employee is a participant therein), or the supplemental executive retirement plan ("SERP"), which materially reduces to the detriment of the Employee (x) the benefits provided by such
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      plans, or (y) the funding thereof provided by the RIP or by any trust established by the Company to fund benefits provided by the

      BEP, the deferred compensation plans (if applicable), or the

      SERP, unless the Company replaces such plan or provision thereof as so modified or terminated with a benefit or benefits at least equal to or better than the plan (or any successor plan thereto permitted hereby) or provision thereof as modified or terminated.

                     (f)  Mitigation.  In the event of a Severance

      Termination effective within the first three (3) years following the Effective Date, there shall be no requirement that the

      Employee seek other employment or otherwise seek to mitigate damages in order to be entitled to receive the amounts and benefits set forth in Section 6(c)(i).  In the event of a

      Severance Termination effective after the third anniversary of the Effective Date, the Employee shall comply with the provisions of the SESP respecting such matters as though he were a

      participant therein.

                     (g)  Arbitration.  All claims, controversies and

      disputes arising out or in respect of or concerning the breach,

      interpretation or application of this Agreement, the Employee's employment hereunder or the termination hereof or of such

      employment, including without being limited to any claims that the application of this Employment Agreement or the termination of the employment relationship established hereby violates any federal, state or local law or regulation, shall be submitted to
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      and resolved exclusively by final and binding arbitration in the

      City of Philadelphia, Pennsylvania, before a panel of three arbitrators pursuant to the Rules of the American Arbitration

      Association, Rules for Commercial Arbitration.  One such

      arbitrator shall be appointed by each party and the two so appointed shall select a third, or if they are unable to agree within fifteen (15) days of their appointment, the third shall be appointed by the AAA.  Arbitration must be demanded within thirty

      (30) calendar days of the time when the demanding party knows or should have known of the event or events giving rise to the claim.  The arbitration opinion and award shall be final and binding on the Company and the Employee and shall be enforceable by any court.  Each party shall bear their own costs and

      expenses, including but not limited to attorneys' fees and expenses.  The Company and the Employee shall share equally all costs of arbitration, excepting their own attorneys' fees and expenses.  The Company and the Employee recognize that this

      Section 6(g) means that certain claims will be litigated and reviewed before an impartial arbitrator or panel of arbitrators instead of before a court of law and/or a jury, but desire the many benefits of the arbitration process over court proceedings,

      including speed of resolution, lower costs and fees, and more flexible rules of evidence.  The arbitrator or arbitrators duly selected pursuant to the AAA Rules shall have the same power and authority to order any remedy for violation of a statute,
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      regulation, or ordinance as a court would have; and shall have the same power to order discovery as a federal district court has under the Federal Rules of Civil Procedure.  This Section is intended by the Company and the Employee to be enforceable under the Federal Arbitration Act and any similar state law.  Any award shall bear interest at the "prime rate."


                Section 7.  Non-Competition.  During the term of this

      Employment Agreement and thereafter for a period of two (2)

      years, the Employee agrees that he shall not, directly or

      indirectly, (i) compete with the Company, (ii) engage in any line of business in which the Company is engaged on the date of termination of the Employee's employment in any geographic market in which the Company then transacts business, (iii) have any interest, whether as an officer, director, employee, agent,

      consultant, owner, shareholder (owning more than one percent (1%)

      of the outstanding capital stock) or otherwise, in any

      corporation, entity or enterprise engaged in competition with the

      Company or engaged in any line of business in which the Company is engaged on the date of termination of the Employee's

      employment, or (iv) interfere in any manner with the business or goodwill of the Company.  As used in this Section 7, the term

      Company shall be deemed to include the Company and all of its subsidiaries and affiliates.  The provisions of this Section 7 shall survive any termination of this Employment Agreement.
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                Section 8.  Agreement to Provide Services; Right To

      Terminate.

                     (a)  No Right of Employment.  Nothing in this

      Employment Agreement shall be construed as giving the Employee any right to be retained in the employ of the Company.  The

      Company or the Employee may terminate the Employee's employment at any time, subject to the Company's obligation to provide the payments and benefits set forth in this Employment Agreement upon such termination, if any.

                     (b)  No Other Rights.  The Employee acknowledges

      that from time to time, the Company may establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other representatives of the Company may make written or oral statements relating to personnel policies and procedures.  Such manuals, handbooks and statements are intended only for general guidance.  No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any employee manual or handbook or personnel policy manual), and no acts or practices of any nature, shall be construed to modify this

      Employment Agreement.


                Section 9.  Exclusivity of Rights.   If the Employee

      becomes entitled to and receives all of the payments and benefits provided for in this Employment Agreement in the event of a
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      termination of employment, the Employee hereby waives the

      Employee's right to receive payments provided for under any other severance agreement, plan or program; it being acknowledged,

      however, that pursuant to Section 6(a) the provisions of the

      Executive Severance Agreement shall govern in the event of a

      Triggering Termination during a Change of Control Period or a termination resulting from a breach of Section 16 of such

      Executive Severance Agreement.


                Section 10.  Senior Executive Severance Plan.  The

      parties acknowledge and agree  that although the Employee is not a participant in the Company's SESP (the provisions of this

      Agreement being intended by the parties to be in substitution therefor), certain benefits afforded the Employee hereunder are to be measured by the provisions of the SESP as though he were a participant and entitled to fully participate therein.


                Section 11.  Notice.  All notices and other

      communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, or by overnight express courier service, as follows:
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                     If to the Company, to:

                          SPS Technologies, Inc.
                          Route 332
                          Newtown, PA  18940
                          Attention:  Corporate Secretary

                     If to the Employee, to:

                          Charles W. Grigg
                          87 Spruce Hill Road
                          Weston, Massachusetts 02193

      or to such other names or addresses as the Company or the

      Employee, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section.  Any such notice shall be deemed delivered and effective when received in the case of personal delivery, five (5) days after deposit,

      postage prepaid, with the U.S. Postal Service in the case of registered or certified mail, or on the next business day in the case of overnight express courier service.


                Section 12.  Governing Law.  This Employment Agreement

      shall be governed by and interpreted under the laws of the

      Commonwealth of Pennsylvania without giving effect to any

      conflict of laws provisions.


                Section 13.  Contents of Agreement, Amendment and

      Assignment.

                     (a)  Entire Agreement.  This Employment Agreement

      supersedes all prior understandings and agreements and, together with the Executive Severance Agreement and the confidentiality
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      agreement referred to therein and the stock option agreement dated the date hereof, sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or amended except upon written amendment executed by the Employee and approved by the Board and executed on the Company's behalf by a duly authorized officer.

                     (b)  Binding Provisions.  All of the terms and

      provisions of this Employment Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto.  This Employment Agreement, being one for the personal services of the Employee, shall not be assignable by the

      Employee.


                Section 14.  Severability.  If any provision of this

      Employment Agreement or application thereof to anyone or under any circumstances shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or

      applications of this Employment Agreement which can be given effect without the invalid or unenforceable provision or

      application, and it is the desire and intent of the parties that the court modify any such provision so determined to be invalid
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      or unenforceable so as to make such provision valid and

      enforceable in accordance with applicable law.


                Section 15.  Remedies Cumulative; No Waiver.  No right

      conferred by this Employment Agreement is intended to be

      exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity.  No delay or omission by either party in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof.  In addition to any other remedies to which it may be entitled, in the event of a breach or threatened breach of

      Section 7 hereof, the parties agree that the Company would suffer irreparable harm and that money damages would be inadequate.

      Accordingly, the Company shall be entitled to injunctive and other equitable relief.


                Section 16.  Miscellaneous.  All Section headings are

      for convenience only.  This Employment Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Employment Agreement or any counterpart hereof to produce or account for any of the other counterparts.
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                IN WITNESS WHEREOF, the undersigned, intending to be

      legally bound, have executed this Employment Agreement as of the date first above written.


      Attest:                          SPS TECHNOLOGIES, INC.

      ____________________________     By:__________________________
      Secretary

                                       EMPLOYEE:

      ____________________________     _____________________________

      Witness                          Charles W. Grigg

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